Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-153251) pertaining to the Citizens First National Bank 401(k) and Profit Sharing Plan, of our report dated June 25, 2010, with respect to the financial statements of the Citizens First National Bank 401(k) and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/sig/ BKD, LLP

Decatur, Illinois

June 25, 2010